UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K
________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2021

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-9936	EDISON INTERNATIONAL	California	95-4137452
1-2313	SOUTHERN CALIFORNIA EDISON COMPANY	California	95-1240335

2244 Walnut Grove Avenue			2244 Walnut Grove Avenue
(P.O. Box 976)			(P.O. Box 800)
Rosemead,	California	91770	Rosemead,	California	91770
(Address of principal executive offices)			(Address of principal executive offices)
(626)	302-2222		(626)	302-1212
(Registrant's telephone number, including area code)			(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ☐ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ☐ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ☐ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ☐ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Edison International:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EIX	NYSE	LLC

Southern California Edison Company: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	Edison International	☐
Emerging growth company	Southern California Edison Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Edison International	☐
Southern California Edison Company	☐

This current report and its exhibits include forward-looking statements. Edison International and Southern California Edison Company ("SCE") based these forward-looking statements on their current expectations and projections about future events in light of their knowledge of facts as of the date of this current report and their assumptions about future circumstances. These forward-looking statements are subject to various risks and uncertainties that may be outside the control of Edison International and SCE. Edison International and SCE have no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events, or otherwise. This current report should be read with Edison International's and SCE's combined Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q for the quarter ended September 30, 2020. Additionally, Edison International and SCE post or provide direct links to certain documents and information related to Southern California wildfires which may be of interest to investors at www.edisoninvestor.com (Southern California Wildfires) in order to publicly disseminate such information.
Item  7.01    Regulation FD Disclosure
SCE has issued a press release announcing the settlements discussed in Item 8.01 below. A copy of the press release is furnished as Exhibit 99.1 to this report.
Item  8.01    Other Events
As previously disclosed, multiple lawsuits have been initiated against SCE and Edison International related to the “Thomas Fire” that originated on December 4, 2017 in the Anlauf Canyon area of Ventura County, the “Koenigstein Fire” that originated on December 4, 2017 near Koenigstein Road in the City of Santa Paula, and the “Woolsey Fire” that originated on November 8, 2018 in Ventura County. Some of the lawsuits related to the Thomas and Koenigstein Fires assert that SCE and Edison International have responsibility for the damages caused by mudslides and flooding in Montecito and surrounding areas in January 2018 (the “Montecito Mudslides,” and collectively with the Thomas Fire, Koenigstein Fire and Woolsey Fire, the “2017/2018 Wildfire/Mudslide Events”).
On January 22, 2021, SCE entered into an agreement (the “Settlement”) with all of the insurance subrogation plaintiffs in the Woolsey Fire litigation (the “Woolsey Subrogation Plaintiffs”) to settle all of their claims. Under the Settlement, SCE agreed to pay the Woolsey Subrogation Plaintiffs an aggregate of $2.2 billion by April 22, 2021. This payment equals $0.67 for each dollar in claims already paid by the Woolsey Subrogation Plaintiffs to their policy holders. SCE has also agreed to pay $0.67 for each dollar in claims to be paid by the Woolsey Subrogation Plaintiffs to their policy holders on or before July 15, 2023, up to an agreed upon cap (the “Future Settlement Payments”). No admission of wrongdoing or liability was made in reaching the Settlement, and the Woolsey Subrogation Plaintiffs have agreed to release SCE and Edison International from all claims and potential claims in the Woolsey Fire litigation and/or related to or arising from the Woolsey Fire.
Previously, SCE has settled other claims in the 2017/2018 Wildfire/Mudslide Events litigation. In November 2019, SCE reached a settlement with a number of local public entities in the Thomas Fire, Koenigstein Fire and Montecito Mudslides litigation and a separate settlement with a number of local public entities in the Woolsey Fire litigation. In September 2020, SCE reached a settlement with all the insurance subrogation plaintiffs in the Thomas Fire, Koenigstein Fire and Montecito Mudslides litigation. SCE has also reached settlements with approximately one thousand individual plaintiffs in the 2017/2018 Wildfire/Mudslide Events litigation. Other claims and potential claims related to the 2017/2018 Wildfire/Mudslide Events remain. SCE continues to explore reasonable settlement opportunities with plaintiffs in the outstanding 2017/2018 Wildfire/Mudslide Events litigation.
After consideration of the Settlement and other available information, Edison International and SCE have concluded that no adjustment to the total losses accrued in connection with the 2017/2018 Wildfire/Mudslide Events is required at this time.
For additional information regarding the 2017/2018 Wildfire/Mudslide Events, including Edison International and SCE’s process for estimating losses associated with wildfire litigation claims, “Notes to Consolidated Financial Statements—Note 12. Commitments and Contingencies—Contingencies—Southern California Wildfires and Mudslides” and “Legal Proceedings” in the Edison International and SCE Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

Item  9.01    Financial Statements and Exhibits
(d)        Exhibits

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 25, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON INTERNATIONAL
(Registrant)

/s/ Aaron D. Moss
Aaron D. Moss
Vice President and Controller

Date: January 25, 2021

SOUTHERN CALIFORNIA EDISON COMPANY
(Registrant)

/s/ Aaron D. Moss
Aaron D. Moss
Vice President and Controller

Date: January 25, 2021

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